Exhibit 3.67

COMPANIES ACTS, 1963 TO 2006

COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

ELAN HOLDINGS LIMITED

(Adopted 20 December 2007)

COMPANIES ACTS, 1963 TO 2006

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ELAN HOLDINGS LIMITED

(Adopted 20 December 2007)

1.	The name of the Company is: ELAN HOLDINGS LIMITED

2.	The objects for which the Company is established are:

(1)	To carry on all or any of the businesses of manufacturers, buyers, sellers, and distributing agents of and dealers in all kinds of patent, pharmaceutical, medicinal and medicated preparations, patent medicines, drugs, herbs, perfumes, creams, unguents, hairdressings, washes, pomades, dyes, cosmetics, skin preparations, soaps, oils, oleaginous and vaporaceous substances, beauty specialities, preparations and accessories of every description, and of and in pharmaceutical, medicinal, proprietary and industrial preparations, compounds, preservatives, germicides or other preparations which may seem calculated directly or indirectly to promote or ensure the good health in human beings and in animals of every nature and to prevent, cure, combat or eradicate disease in human beings and animals of every nature and to make all investigations, research and experiments in medicine, chemistry, pharmacy, dentistry, and industry, or otherwise with a view to the discovery of any preparation, system or method which may seem calculated directly or indirectly to promote good health, prevent, cure, combat or eradicate disease in human beings and animals of every nature.

(2)	To carry on the trades or businesses of manufacturing and distributing chemists and druggists together with all or any trades or business usually carried on in connection therewith and to prepare, manufacture, import, produce, buy, sell and deal in all kinds of salts, acids, alkalies, drugs, medicines, mediciments, herbs, pharmaceutical, chemical, veterinary and surgical materials in appliances and patent or proprietary medicines, and to manufacture, make up, prepare, buy, sell, and deal in all kinds of articles, plant, machinery, tools, containers, utensils, metals, chemicals, plastics, substances, materials and commodities capable of being used in or for the purpose or in connection with any of the before mentioned businesses.

(3)	To carry on any other business except the issuing of policies of insurance, which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

(4)	(a)

To invest any monies of the Company in such investments (other than shares in the Company) and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

(b)	As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever (whether or not the Company derives any benefit therefrom) to make gifts in any form whatsoever including contributions of capital to any Company, body or individual.

(5)	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(6)	To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

(7)	To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

(8)	To adopt such means of making known the Company and its products and services as may seem expedient.

(9)	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit (including at an undervalue). Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

(10)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by Section 155 of the Companies Act, 1963, or another subsidiary as defined by the said Section of the Company’s holding company or otherwise associated with the Company in business.

(11)	To amalgamate with any other company.

(12)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(13)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(14)	To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the Company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

(15)	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(16)	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company’s capital or any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

(17)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

(18)	To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

(19)	To procure the Company to be registered or recognised in any country or place.

(20)	To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the Company’s business and safeguarding the same.

(21)	To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(22)	To distribute any of the property of the Company in specie among the members.

(23)	To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

Note A: The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

Note B: It is hereby declared that the word “company” in this clause (except where it refers to this Company) shall be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

3.	The liability of the members is limited.

4.	The share capital of the company is US$100,000,000 divided into 100,000,000 Ordinary Shares of US$1.00 each.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions	Number of Shares
Of Subscribers	taken by each Subscriber
Deirdre Lyder,	One
4 Greenmount Lane,
Dublin 12.

Secretary

Petrea Cheevers,	One
9 Lauderdale Terrace,
Dublin 8.

Secretary

Dated the 1st day of March, 1984.

Witness to the above signatures:

Paul J. Carroll,
31 Fitzwilliam Square,
Dublin 2.

Solicitor

COMPANIES ACTS, 1963 TO 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ELAN HOLDINGS LIMITED

(Adopted 20 December 2007)

PRELIMINARY

1.	The regulations contained in Part II of Table A in the First Schedule to the Companies Act, 1963, (which Table is hereinafter called “Table A”) shall be deemed to be incorporated with these Articles and shall apply to the Company save insofar as they are excluded or modified hereby. Regulations 5, 75, 79, 90, 91 and 109 of Part I and Regulations 6 and 9 of Part II of Table A shall not apply to the Company.

2.	The Share Capital of the company is US$100,000,000 divided into 100,000,000 Ordinary Shares of US$1.00 each.

3.	Subject to any direction to the contrary which may be given by the Company in General Meeting any unissued shares of the Company (whether forming part of the original or any increased Capital) shall be at the disposal of the directors, and they may allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount. Section 23 (1), (7) and (8) of the Companies (Amendment) Act 1983 shall not apply to the allotment by the Company of any equity security as defined by Section 23 (13) of that Act.

4.	The directors are generally and unconditionally authorised pursuant to Section 20 of the Companies (Amendment) Act 1983 to exercise any power of the Company to allot relevant securities up to a maximum aggregate of the number of authorised but unissued relevant securities in the capital of the Company (whether forming part of the original or any increased Capital) provided that the authority shall expire on 29 November 2012 unless previously renewed or varied save that the directors shall have power, notwithstanding that the date aforesaid shall have expired, to allot relevant securities in pursuance of an offer or agreement made before the expiry of such date as aforesaid as if the authority conferred hereby had not expired.

PURCHASE OF OWN SHARES

5.	Subject to the provisions of the Companies Act 1990 the Company may:

5.1.1	Issue shares which are to be redeemed or are liable to be redeemed at the option of the Company on such terms and in such manner as hereinafter provided:

5.1.2	Purchase any of its own shares:

5.1.3	Convert any of its shares into redeemable shares pursuant to Section 210 of the Companies Act, 1990:

5.1.4	Cancel any of its own shares following purchase or redemption:

5.1.5	Hold as treasury shares any shares purchased or redeemed:

5.1.6	Re-issue or cancel any shares held as treasury shares:

Provided that:

5.2.1	No shares shall be redeemed or purchased unless the said shares are fully paid:

5.2.2	There shall be paid on each share redeemed or purchased at the date of redemption or purchase, the amount paid up on each such share together with such premium, if any, as may be determined by the Directors:

5.2.3	No redeemable shares shall be issued or redeemed, shares purchased, or shares converted into redeemable shares if as a result of the foregoing the nominal value of the issued capital which is not redeemable would be less than one tenth of the nominal value of the total issued share capital of the Company;

5.2.4	All redemptions by the Company, or purchases of its own shares shall be out of profits which would otherwise have been available for distribution or in the case of shares redeemed or purchased which are to be cancelled such redemption or purchase may be out of the proceeds of a fresh issue of shares:

5.2.5	Any share issued as a redeemable share or converted into a redeemable share may be redeemed by the Company at any time. Notice in writing shall be issued by the Company to the holders of the shares to be redeemed. Such notice shall specify the number of shares to be redeemed, the date fixed for redemption and the place at which the certificates for such shares are to be presented and upon such date each of the holders of the shares concerned shall be bound to deliver to the Company at such place the certificates for the shares to be redeemed.

GENERAL MEETINGS

6.	In Regulation 59(b) of Part I of Table A the words “one Member” shall be substituted for the words “three Members”.

7.	Subject to Section 141 of the Act, a resolution in writing signed by all the Members for the time being entitled to attend and vote on such resolution at a General Meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a General Meeting of the Company duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Act. Any such resolution may consist of several documents in the like form each signed by one or more of such Members (or their duly authorised representatives).

8.	In Regulation 70 of Part I of Table A the words “not less than 1 hour” shall be substituted for the words “not less than 48 hours” in the two places where they occur.

SINGLE-MEMBER COMPANY

9.	If at any time the company has only one member, that is to say that all the issued shares of the company are registered in the name of a sole person (whether a natural person or a body corporate), it will be a single-member company within the meaning of the single-member company regulations. If and so long as the company is a single-member company, the following provisions will apply notwithstanding anything to the contrary in these Articles or Table A:

9.1	Annual General Meeting: The sole member may decide to dispense with the holding of annual general meetings. Such decision will be effective for the year in which it is made and subsequent years, but nevertheless the sole member or the Auditors may require the holding of an annual general meeting in any such year in accordance with the procedures laid down in the Single-Member Company Regulations.

9.2	Where a decision to dispense with the holding of annual general meetings is in force, the accounts and the directors’ and Auditors’ reports that would otherwise be laid before an annual general meeting shall be sent to the sole member as provided in the Single-Member Company Regulations, and the provisions of the Acts with regard to the annual return and the accounts which apply by reference to the date of the annual general meeting will be construed as provided in the Single-Member Company Regulations.

9.3	Quorum at General Meetings: The sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

9.4	Resolutions of Shareholders: All matters requiring a resolution of the company in general meeting (except the removal of the Auditors from office) may be validly dealt with by a decision of the sole member. The sole member must provide the Company with a written record of any such decision or, if it is dealt with by a written resolution under regulation 6 of Part II of Table A, with a copy of that resolution, and the decision or resolution shall be recorded and retained by the company.

9.5	Contracts with Sole Member: Where the company enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the company in the transaction (whether as a director or otherwise), the directors shall ensure that the terms of the contract are forthwith set out in a written memorandum or are recorded in the minutes of the next directors’ meeting.

If and whenever the company becomes a single-member company or ceases to be a single-member company, it shall notify the Registrar of Companies as provided in the Single-Member Company Regulations.

DIRECTORS

10.	Until otherwise determined by a General Meeting the number of Directors shall not be less than two.

11.	The Directors may on behalf of the Company pay a gratuity, annuity, pension, emolument, charitable aid or other allowance on retirement, including an allowance on death, to any Director or person or to the widow or dependants of any such Director or person in respect of services rendered by that Director or person to the Company as Managing Director, Assistant Managing Director or in any other executive office or employment under the Company or indirectly as a Managing Director, Assistant Managing Director, executive officer or employee of any subsidiary company of the Company or of its holding company, if any, notwithstanding that he may be or may have been a Director of the Company and by making payments towards insurances, trusts or funds for such purposes in respect of all such individuals and whether or not such rights in respect of gratuities, annuities, pensions, emoluments, or other allowances are contained in the terms of engagement of any such Director or person.

12.	All Meetings of Directors and of Committees of Directors shall be held in the State unless a majority of the Directors otherwise determine in writing.

13.	A Resolution in writing signed by all the Directors for the time being entitled to receive notice of a Meeting of the Directors shall be as valid and effective for all purposes as a resolution of the Directors as if it had been passed at a Meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors. For the purpose of this Article, the signature of an alternate Director shall suffice in lieu of the signature of the Director appointing him.

14.	14.1

For the purpose of these Articles, the contemporaneous linking together by telephone or other means of audio communication of a number of Directors not less than the quorum shall be deemed to constitute a meeting of the Directors, and all the provisions in these Articles as to meetings of the Directors shall apply to such meetings.

14.2	Each of the Directors taking part in the meeting must be able to hear each of the other Directors taking part.

14.3	At the commencement of the meeting each Director must acknowledge his presence and that he accepts that the conversation shall be deemed to be a meeting of the Directors.

14.4	A Director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

14.5	A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

15.	The Directors shall be entitled to receive notice of and to attend at any General Meeting of the Company and Regulation 136 of Part I of Table A shall be modified accordingly.

16.	16.1

Each Director shall have the power to nominate any other Director or any other person to act as alternate Director in his place, at any Meeting of the Directors at which he is unable to be present or during his inability to act as such Director and at his discretion to remove such alternate Director and on such appointment being made the alternate Director shall (except as regards the power to appoint an alternate and the requirement, if any, of a share qualification) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company.

16.2	The appointee, whilst he holds office as an alternate Director, shall be entitled to receive notices of all meetings of the Directors and in the absence from meetings of the Director appointing him, shall be entitled to attend, speak and vote at meetings of the Directors, and, whilst he holds office as an alternate Director, shall exercise and discharge all the powers, rights, duties and authorities of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director.

16.3	Any Director of the Company who is appointed an alternate Director shall be entitled to an additional vote at a meeting of the Directors for each Director for whom he acts as alternate Director as distinct from the vote to which he is entitled in his own capacity as a Director of the Company, and shall also be considered as two or more Directors, as the case may be, for the purpose of making a quorum of Directors, provided always that not less then two individuals are present in person at the meeting.

16.4	An alternate Director shall not be counted in reckoning the maximum number of Directors allowed by the Articles of Association for the time being.

16.5	If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided always that in the event of these Articles providing for the retirement of Directors by rotation or otherwise, if any Director so retires but is re-elected at the meeting at which such retirement took effect any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired.

16.6	An alternate Director, in the absence from General Meetings of the Director appointing him, shall be entitled to attend at General Meetings of the Company.

16.7	Any instrument appointing or removing an alternate Director shall be posted or delivered to the Secretary or the Registered Office of the Company or a Meeting of the Directors and shall not take effect unless and until so posted or delivered and all such instruments shall be retained by the Company.

17.	The directors will not retire at the first annual general meeting or by rotation, or require to be re-elected in general meeting following appointment by the directors. Regulations 92 to 100 inclusive of Part I of Table A will be modified accordingly.

18.	The office of a Director shall be vacated ipso facto if the Director:-

18.1	is adjudged bankrupt in the State or in Northern Ireland, or in Great Britain, or makes any arrangement with his creditors generally; or

18.2	is found to be a lunatic or becomes of unsound mind; or

18.3	is for more than six months absent without permission of the Directors from meetings of the Directors held during that period and the Directors so determine; or

18.4	resigns his office by notice in writing to the Company; or

18.5	is convicted of an indictable offence other than an offence under the Road Traffic Acts 1961 and 1968 or any amending Act or Acts and the Directors so determine; or

18.6	becomes restricted or disqualified to act as a Director pursuant to the provisions of the Companies Act, 1990.

BORROWING POWERS

19.	The Directors may from time to time at their discretion raise or borrow or secure the payment of any sum or sums of money for the purposes or the benefit of the Company or any other person upon such terms as to interest or otherwise as they may deem fit, and may for the purpose of securing the same and interest, or for any other purpose, create and issue any perpetual or redeemable debentures or debenture stock, bonds, securities or obligations of the Company at any time and in any form or manner and for any amount, and may raise or borrow or secure the payment of any sum or sums of money either by mortgage or charge upon the undertaking or the whole or any part of the property, present or future, or uncalled capital of the Company, and any debentures, debenture stock or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued; and any debentures, debenture stock and other securities may be issued at a premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at General Meetings of the Company, appointment of Directors and otherwise.

Names, Addresses and Descriptions of Subscribers

Deirdre Lyder,

4 Greenmount Lane,

Dublin 12.

Secretary

Petrea Cheevers,

9 Lauderdale Terrace,

Dublin 8.

Secretary

Dated the 1st day of March, 1984.

Witness to the above signatures:

Paul J. Carroll,

31 Fitzwilliam Square,

Dublin 2.

Solicitor